UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report: June 12, 2012

(Date of earliest event reported)

AGILYSYS, INC.

(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Walnut Street, Suite 1800, Cincinnati, Ohio	45202
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (770) 810-7800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal Year 2013 Target Annual and Long-Term Incentives

The Compensation Committee of the Board of Directors of Agilysys, Inc. (the “Committee”) approved fiscal year 2013 target annual incentives for the Company’s named executive officers, as set forth below:

Name	Title	Target Annual Incentive
James H. Dennedy	President and CEO	$350,000
Robert R. Ellis	Senior VP, CFO & Treasuer	$171,000
Paul A. Civils, Jr.	Senior VP and General Manager	$143,000

For Messrs. Dennedy and Ellis, as corporate management, receipt of a target annual incentive cash payment is based on the achievement of target revenue, gross profit, adjusted operating income and individual objectives. For Mr. Civils, as a business segment head, receipt of a target annual incentive cash payment is based on the achievement of target business segment gross profit and adjusted operating income, corporate adjusted operating income and individual objectives.

The Committee also approved fiscal year 2013 long-term incentive awards for the Company’s named executive officers, as set forth below:

Name	SSARs (#)	Restricted Shares
James H. Dennedy	78,350	50,938
Robert R. Ellis	17,628	11,461
Paul A. Civils, Jr.	17,422	11,327

Stock settled stock appreciation rights (SSARs) have an exercise price of $7.46, a seven-year term, and vest ratably over a three-year period, on March 31, 2013, 2014 and 2015. The restricted shares vest ratably over the same vesting period as the SSARs.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits – None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.

By:	/s/ Kyle C. Badger
Kyle C. Badger
Senior Vice President, General Counsel and Secretary

Date: June 18, 2012